Rebate and Marketing Fund
Addendum to The 1994/1995 Microsoft
Channel Agreement
(January - June, 1995)

This Addendum ("Agreement") entered into as of the 1st day of January, 1995, supplements that certain Microsoft 1994/1995 Channel Agreement ("Agreement") between MICROSOFT CORPORATION ("MS") having its principal place of business at One Microsoft Way Redmond, WA 98052 and EGGHEAD SOFTWARE ("CUSTOMER") having its principal place of business at 22011 SE 51st Street, Issaquah, WA 98027. The Agreement is hereby supplemented as follows:

1.     Purpose

The purpose of this Addendum is to set forth the framework by which CUSTOMER may earn Rebates and Marketing Funds.

2.     Term and Termination

This Addendum shall be effective as of the date indicated above,and shall expire on June 30, 1995. Either party may terminate this Addendum, with or without cause, upon (30) days prior written notice. This Addendum is not valid unless both MS and CUSTOMER have executed a Microsoft 1994/1995 Channel Agreement.

3.     Definitions

For purposes of this Addendum, capitalized terms not otherwise defined herein, shall have the same definitions as set forth in the Agreement. Additional capitalized terms included in this Addendum are as defined in Schedule A attached hereto.

4.     Rebates

CUSTOMER is eligible to receive up to a <F4> percent <F4> Rebate on its Qualified Purchase made during the Rebate and Marketing Fund Period. The Rebate shall be paid provided CUSTOMER complies with the Rebate Program Guidelines outlined in Schedule B. Notwithstanding such Rebate Program Guidelines, MS may, at its sole discretion, pay all or any portion of the Rebate prior to the end of the Rebate and Marketing Fund Period.
The Rebate so paid may be adjusted subsequently based upon compliance with the Rebate Program Guidelines.

5.    Marketing Funds

 5.1   Base Level Funds

MS hereby grants to CUSTOMER the use of Marketing Funds calculated monthly by the total number of each Product CUSTOMER purchased from MS multiplied by each Product's respective Marketing Fund Accrual rate as outlined in Schedule C attached hereto. MS reserves the right to modify Schedule C at anytime without notice. Marketing Funds accrue monthly and shall expire on December 31, 1995.

Marketing Funds shall not begin accruing until both CUSTOMER and MS have executed this Addendum. Should CUSTOMER fail to execute, or should MS be unable to execute this Addendum by January 1, 1995, for each full month after January 1, 1995, in which this Addendum is not executed, CUSTOMER shall not receive such month's Marketing Fund accrual.

5.2    Opportunity Funds

Periodically, MS may allow CUSTOMER to participate in other MS programs in which CUSTOMER shall receive additional Marketing Funds.

5.3    Guidelines for Marketing Fund Use

MS shall provide CUSTOMER with a guideline of activities which MS sees as a priority for spending the funds. The Microsoft Reseller Marketing Fund Guidelines is attached hereto as Schedule D.

6.     Reporting Requirements

CUSTOMER shall submit reports to MS as outlined in CUSTOMER's Rebate Program Guidelines, and in Schedule F attached hereto in accordance with the EDI Implementation Guide attached hereto as Schedule E. Failure by CUSTOMER to comply with the terms of the Guidelines shall result in CUSTOMER's loss of its monthly Compliance Rebate total for each month reporting is non-compliant.

IN WITNESS WHEREOF, the parties have signed this Addendum on the date indicated below. This Addendum is hereby made part of the Agreement. All terms and conditions of the Agreement not supplemented herein shall remain in full force and effect. This Addendum is not binding until executed by MS.



AGREED AND ACCEPTED TO BY              AGREED AND ACCEPTED TO BY
MICROSOFT CORPORATION ("MS"):          EGGHEAD SOFTWARE
("CUSTOMER"):

By:/ss Johan Liedgren                  By: /ss Thomas F. Quinn

Name: (please print)                   Name: (please print)

Title:  Direct, Channel Policies       Title: Dir. Gen'l.
Merchandising

Date:    5/15/95                       Date: 5/9/95



Schedule A

Definitions

     "AMS Reporting" (Account Management Systems Reporting) is defined as a monthly report of CUSTOMER's monthly Sell To sales of all MS
Product, reported in the format Attached hereto as Schedule F.

     "Electronic Data Interchange" or "EDI" is defined as the ANSI-ASCII
X.12 standard, adopted by ABCD, by which CUSTOMER shall submit sales reporting to MS.

    "Inventory Reporting" is defined as the reporting of Product specific month end inventory. If CUSTOMER has multiple locations, inventory reporting shall be by location, and shall include the name, street address, city, state and zip code for each location.

    "Marketing Funds" is defined as the purchase credit amount accrued by CUSTOMER as a percentage of Qualified Purchases, and used to fund CUSTOMER's pre-approved MS marketing activities.

    "Marketing Fund Accrual" is defined as the dollar amount MS grants CUSTOMER for each Product purchased from MS.

    "Microsoft Marketing Funds Guidelines" is defined as MS' then current terms and conditions attached hereto as Attachment D, available from the Microsoft Reseller Account Representative, for the use of Marketing Funds.

      "Qualified Purchases" is defined as net purchases made during the Rebate and Marketing Fund Period; provided, however, that Qualified Purchases shall include only those purchases which are shipped to CUSTOMER during the Rebate and Marketing Fund Period, less returns, and credits for which payment in full has been received by MS from CUSTOMER within thirty (30) days after the end of the Rebate and Marketing Fund Period, and shall not include Microsoft Select.

     "Rebate" is defined as the dollar amount paid to CUSTOMER by MS in the form of a purchase credit for achieving of specific rebate program goals and reporting requirements as set forth herein.

    "Rebate and Marketing Fund Period" is defined as the six (6) calendar months, from January 1, 1995 through June 30, 1995, during which CUSTOMER shall earn Rebates and Marketing Funds.

     "Salesout" or "Sell Through Reporting" is defined as the reporting of the number of Product units that CUSTOMER location distributes to its customers.

     "Sell To" is defined as Product specific (per MS SKU) sales to all End Users.



Schedule B

Rebate Program Guidelines

REBATE PROGRAM OVERVIEW

Programs: The January-June, 1995, Rebate period offers five rebate programs. Rebate percentages available are listed in the table below. Details on each program are also included in this document.


                                       Maximum Percentage
Outlined on
         Rebate Incentive                   Available
Page(s)

  Compliance Program                           <F4>         B2-4
  Total Sales-out Program                      <F4>         B5
  BackOffice Sales-out Program                 <F4>         B6-7
  Win Office and Mac Office Sales-out Program  <F4>         B8-9
  Consumer Sales-out Program                   <F4>         BIO-11
  Total                                        <F4>

Rebate Calculations and Payments: Rebates will be paid in the form of Microsoft purchase credits forty-five (45) days after the end of each quarterly rebate period (i.e. May 15th for January - March, 1995 quarter). Rebates are calculated by multiplying the achieved rebate percentage by the total Qualified Purchases for the rebate period. Revenue generated from Microsoft Select Enrollment Agreements executed by MS on or after July 1, 1994, shall be included in calculating Egghead's achievement toward the Sales-out goal, but shall not be included in Egghead's final total Qualified Purchases for purposes of Rebate payment. Revenue generated from Microsoft Select Enrollment Agreements executed by MS prior to July 1, 1994 will be included in calculating Egghead's achievement towards the sales-out goal and will also be eligible for a rebate. Rebate payment for such Select Enrollment Agreements shall be in the form of a purchase credit forty-five (45) days after the end of each quarterly rebate period.

Product Availability: If Microsoft is unable to ship a current version of a product for any ten (10) consecutive business days, Egghead's purchases through distribution of those SKUs will count toward Egghead's Qualified Purchases for the semester.

All copies of eligible purchase orders placed through distribution along with a copy of the Microsoft Stock Out Report must be sent to Microsoft no later than fifteen (15) days following the semester end. Please send purchase order copies and the Microsoft Stock Out Report to the following address:

Microsoft Corporation
One Microsoft Way
Bldg. 22/4051
Redmond, WA 98052
Attn: Kristin Weeber, Rebate Specialist

Compliance Rebate Payment: Provided that Egghead fulfills all of the compliance requirements, the Compliance Rebate will be paid monthly, on the 20th of following month in the form of a purchase credit for use toward purchasing Microsoft products.

Any issues regarding rebates should be sent in writing to Kristin Weeber, Rebate Specialist, no later than thirty (30) days following receipt of rebate payment. If such written notice is not provided within thirty (30) days, Egghead shall have no further right to dispute rebate payment.
COMPLIANCE REBATE PROGRAM

Program Objectives: The objective of the Compliance Rebate Program is to incent Egghead to comply with Microsoft contractual requirements for payments, Street Dates, and reporting.

Non-compliance: During any given month, failure to comply with any or all of the current compliance criteria will result in the forfeiture of the entire compliance rebate for that month.

1. Microsoft Payment Requirements:

Microsoft requires it's customers to pay it's invoices within terms. In order to maintain compliance, 100% of the gross invoice value for non-Select and 85% of the gross invoice value for Select must be current as of Microsoft's fiscal month-end. Unapplied credits will be excluded from the calculation.

2. Microsoft Street Date Requirements:

From time to time, Microsoft may announce a new product or new versions of an existing product for which Microsoft shall set a Street Date. In order to comply with the Street Date requirements, Egghead shall not:

           Ship or deliver the product to any end-user customer prior to the Street Date.
          Accept any end user payment for the product prior to the Street Date. Checks and/or credit card numbers may be accepted by Egghead, but can only be processed when product is delivered to the end user on or after the Street Date.
         Advertise, merchandise, or promote the product to end user customers until it is officially announced by Microsoft. Usually, the product announcement is on the Street Date. If the product announcement is earlier than the Street Date, Microsoft will clearly communicate the announce date to the channel. If product is announced by Microsoft before the Street Date, the product can be advertised, merchandised and/or promoted immediately after such announcement, provided that all such promotions clearly state that the product is not yet available for purchase.
          Allow it's distribution centers and/or warehouses to distribute, for a period of up to twelve months, a Street Date product to any individual sales office, retail store, or outlet which Microsoft in its sole discretion has determined to be in violation of the Street
Date Requirements.

In the event Egghead violates the Street Date for any special products specified in a Microsoft Street Date letter (including, but not limited to Microsoft<F1> Windows<F1>), Egghead shall forfeit up to the entire Compliance Rebate for the Rebate period in which the violation occurred.

Should Egghead fail to comply with the Street Date Requirements, Microsoft may also, for a period of up to twelve (12) months, withhold shipments to Egghead of future product until the Street Date of such product.

Microsoft shall penalize all Street Date violators. Should Egghead wish to report a Street Date violation, Egghead may fax a copy of a dated sales receipt to Melanie Eberle at Microsoft at (206) 936-5141. Once a violation has been reported, Microsoft shall investigate the violation, apply penalties as appropriate, and inform the violating reseller of the penalty, Please note, in order to confirm a suspected violation, Microsoft must receive a dated sales receipt.

3.   Microsoft Reporting Requirements

All reports outlined below must be Timely, Accurate, and Complete. For purposes of the Microsoft Channel Agreement, "Timely" is defined as MS receipt of reporting by the due date and time indicated, "Accurate" is defined as the correct population of all reporting fields, and "Complete" is defined as the population of all required reporting fields.

FAST TRACK REPORTING

Fast Track Reporting is defined as a weekly report sent to Microsoft via Electronic Data Interchange format ("EDI") of weekly Sell To sales, Inventory, and Internal Market Share. Egghead must report sales from Egghead to End Users. Egghead must make the EDI reports available to MS' EDI mailbox each Monday by 12:00 noon (Pacific time). These reports shall cover the seven-day period ending the prior Friday night Please refer to the EDI Implementation Guide for details on reporting requirements.

Microsoft reserves the right to conduct audits on Egghead's market share data at any time. If the results of the audit show that Egghead is reporting one or more market share categories incorrectly, Egghead must correct the specified categories and provide the corrected back data through the beginning of January before Egghead is eligible to receive a compliance rebate.

Reporting Requirements

      Each unit of single license Full Package Product should be reported as one unit. This applies for both Microsoft products and for competitive products.

     Any single Microsoft product that includes multiple licenses should be reported as one unit. Microsoft win then convert the quantity of multiple license units sold to the number of licenses they represent. Examples of these products include MMLP 20 Pack, MMLP 100 Pack, and AE 10 Pack.

Each competitive multiple license product should be reported as the number of licenses represented.

All volume licensing agreements (such as MOLP, MVLP, and MELP) should be reported as one unit for each license sold.



Example: If Egghead sold a quantity of five (5) units of a Microsoft 20 user MMLP, Egghead would report a quantity of five units of that SKU. However, if Egghead sold a quantity of five units of a competitor's 20 user MMLP, Egghead would report a quantity of 100 licenses.

MARKET SHARE REPORTING

The following table outlines the Market Share product categories for EDI reporting. The table also specifies the top competitive products that must be included in the aggregated market share reporting for the Fast Track Rebate Program. All other competitive products in each category should also be included in the market share reporting.

Category          Microsoft Product       Competitive Products

Windows word      Microsoft Word for      <F4>
processors        Windows<F1>

Windows           Microsoft<F1> Excel     <F4>
spreadsheets      for Windows<F1>

Windows bundles   Microsoft<F1>Office     <F4>
                  for Windows<F1>



Window            Microsoft Access<F1>    <F4>
Databases         for Windows<F1>
                  FoxPro<F1> for
                  Windows<F1>             <F4>

Mail Servers      Microsoft<F1> Mail      <F4>



Network           Microsoft<F1>           <F4>
Operating         Windows NT<F1>
Systems           Advanced Server
                  LAN Manager


COMPLIANCE REBATE PROGRAM

Accounts are required to report sell-to units and inventory units for each Microsoft SKU, but are required only to report the total license count for competitive product sell-to for each category. All SKUs for these titles should be counted, including full packaged product, upgrades, Microsoft license packs, education, and government SKUs. Please refer to the EDI Implementation Guide for details on reporting requirements.


Example:  If Egghead sold-through fifty (50) units of <F4>
 in one week, then Egghead would report a total of seventy
(70) Sales-out licenses of competitor's products in the Windows
Spreadsheet category.

AMS/MBS REPORTING

Egghead must submit AMS or MBS reporting by the 10th of each month for the prior month in the format outlined in Schedule D of the January - June, 1995 Rebate and Marketing Fund Addendum to the Microsoft Channel Agreement. Reporting shall be transmitted in electronic format and sent via modem to 1-800-831-6316, or on tape or diskette to MS at the following address:

Microsoft Corporation
Reseller Reporting Group
Bldg. 8N/2
One Microsoft Way Redmond, WA 98052

Should Egghead provide both monthly AMS and MBS and weekly Fast Track Reporting on a compliant basis for three (3) consecutive months, MS may at its sole discretion grant a written waiver of Egghead monthly AMS and NBS Reporting requirements.


TOTAL SALES-OUT REBATE PROGRAM

Program Objective: The objective of the Total Sales-out Rebate Program is to increase sales of Microsoft products.

Rebate Percentages: The total possible rebate percentage achievable for Total Sales-out Rebate Program is <F4> percent <F4> of Qualified
Purchases for January - June, 1995.

Goal Definitions: The program goals are based upon the following:

- - Egghead's historical sales-out of Microsoft products by Microsoft business division.
- -  Microsoft's United States total sales-out goals.
- -  Egghead's contribution to Microsoft's historical sales.

Rebate Goals: Egghead has a first quarter sales-out goal and a total semester sales-out goal. Egghead's performance for the first three months of the January - June, 1995 semester will be measured against the first quarter sales-out goal. At the end of the first quarter, Egghead will receive the percentage of the eligible rebate earned based on performance against the first quarter goal. At the end of the semester, Egghead will be measured on their six-month performance against the total semester goal. Even if Egghead does not meet <F4> of the first quarter goal, Egghead can still achieve <F4> of the semester goal provided that the semester goal is met at the end of the six-month period.


Egghead's Total Sales-out Rebate Program goals are as follows:

- -  Quarter 1 Goal (January-March, 1995):     <F4>

- -  Semester Goal (January-June, 1995):       <F4>

Sales-out Definitions/Measurement: Microsoft Product Sales-out is defined as all Microsoft net product units sold through Egghead outlet locations. Egghead's full packaged product, MOLP, and upgrade sales-out units will be measured from the sales-out reported by Egghead to Microsoft. Revenue from licensing sales is captured and generated by Microsoft's financial systems and included in total sales-out used to measure product sales-out rebate performance.

License revenue (Select and Microsoft Maintenance) credit is granted as Microsoft recognizes the revenue. This occurs when Microsoft has received the customer's license reporting. Following receipt of reporting, Microsoft bills the customer/reseller and simultaneously recognizes the revenue.

Payment: At the end of the semester, Egghead will be paid a sales-out rebate based on performance against the semester goal. If Egghead achieves greater than <F4> percent <F4> of the semester sales-out goal, Egghead will receive the exact achieved percentage of the eligible sales-out rebate up to one <F4> percent <F4>. If Egghead achieves less than <F4> percent <F4> of the sales-out rebate goal, Egghead will not receive any portion of the sales-out rebate. The purpose of this scale is to offer an incentive for accounts to meet a portion of their goal in the event they cannot achieve the full Microsoft sales-out goal.

Although Microsoft pays the sales-out rebate ultimately based on performance against the semester sales-out goal, Microsoft also pays a sales-out rebate at the end of the first quarter based on performance against the first quarter goal. The scale for the first quarter payment is the same as the scale for the semester payment. The first quarter payment amount will be subtracted from the final semester payment for the sales-out rebate.

Example: If Egghead has a quarterly sales-out goal of $10,000,000 and a total semester goal $25,000,000, and Egghead sells $8,000,000 over the first quarter period and $27,500,000 over the entire semester period, Egghead will receive the following rebate payments:

PERIOD              GOAL       SELL-THROUGH           PAYMENT
                                ACHIEVED
First Quarter    $10,000,000  $8,000,000  <F4> of <F4> eligible rebate =
                                          <F4> of January-March
                                          Qualified Purchases.

Semester         $25,000,000  $27,500,000 <F4> of <F4> eligible rebate=
                                          <F4> of January-June Qualified
                                          Purchases less first quarter
                                          payment.
BACKOFFICE PRODUCT SALES-OUT REBATE PROGRAM

Program Objective: The objective of the BackOffice Sales-Out Rebate Program is to increase the sales and support the efforts of Microsoft BackOffice products. The Microsoft BackOffice products consist of any license type of the following products: Windows NT Server operating system version 3.5, Microsoft SQL Server database server 4.21, Microsoft SNA Server 2.1, Microsoft Systems Management Server 1.0, and Microsoft Mail 3.2.

Rebate Percentages: The total possible rebate percentage achievable for the BackOffice Sales-out Rebate Program is <F4> percent <F4> of
Qualified Purchases for January - June, 1995.

Goal Definitions: The program goals are based upon the following:

  -  Egghead's historical Sales-out of BackOffice Products.
  -  Microsoft's North America BackOffice Product Sales-out goals.
  - Egghead's contribution to Microsoft's historical BackOffice product sales.

Rebate Goals: Egghead has a first quarter sales-out goal and a total semester sales-out goal. Egghead's performance for the first three months of the January - June, 1995 semester will be measured against the first quarter sales-out goal. At the end of the first quarter, Egghead will receive the percentage of the eligible rebate earned based on performance against the first quarter goal. At the end of the semester, Egghead will be measured on their six-month performance against the total semester goal. Even if Egghead does not meet <F4> of the first quarter goal, Egghead can still achieve <F4> of the semester goal provided that the semester goal is met at the end of the six-month period.

Egghead's BackOffice Sales-out Rebate Program goals are as follows:

  -  Quarter 1 Goal (January - March, 1995):  <F4>

  -  Semester Goal (January - June, 1995):    <F4>

Sales-out Definitions/Measurement: Microsoft BackOffice Product Sales-out is defined as those BackOffice product units sold through reseller outlet locations. Egghead's full packaged product and upgrade sales-out units will measured from the sales-out reported by Egghead to Microsoft, which includes MOLP sales. Licensing sales (Select, and Microsoft Maintenance) are captured and generated by Microsoft's financial systems and included in total Sales-out used to measure BackOffice product sales-out rebate performance.

Special Agreement product units will be excluded from product sales-out measurement.

License revenue (Select and Microsoft Maintenance) credit is granted as Microsoft recognizes the revenue. This occurs when Microsoft has received the customer's license reporting. Following receipt of reporting, Microsoft bills the customer/reseller and simultaneously
recognizes the revenue.             Prepaid Maintenance licenses are
recognized monthly over the maintenance period. For example, if a reseller prepays maintenance for two (2) year coverage, then the reseller will receive one twenty fourth (1/24th) sales-out credit each month over the course of the two years.

Payment: At the end of the semester, Egghead will be paid a sales-out rebate based on performance against the semester goal. If Egghead achieves greater than <F4> percent <F4> of the semester sales-out goal, Egghead will receive the exact achieved percentage of the eligible sales-out rebate up to <F4> percent <F4>. If Egghead achieves less than <F4> percent <F4> of the sales-out rebate goal, Egghead will not receive any portion of the sales-out rebate. The purpose of this scale is to offer an incentive for accounts to meet a portion of their goal in the event they cannot achieve the full Microsoft sales-out goal.

BACKOFFICE PRODUCT SALES-OUT REBATE PROGRAM

Although Microsoft pays the sales-out rebate ultimately based on performance against the semester sales-out goal, Microsoft also pays a sales-out rebate at the end of the first quarter based on performance against the first quarter goal. The scale for the first quarter payment is the same as the scale for the semester payment. The first quarter payment amount will be subtracted from the final semester payment for the sales-out rebate.

Example: If Egghead has a quarterly sales-out goal of $1,000,000 and a total semester goal $2,500,000, and Egghead sells $800,000 over the first quarter period and $2,600,000 over the entire semester period, Egghead will receive the following rebate payments.


PERIOD              GOAL       SELL-THROUGH           PAYMENT
                                ACHIEVED

First Quarter   $1,000,000    $800,000  <F4> of <F4> eligible
                                         rebate = <F4> of January -
                                         March Qualified Purchases.

Semester        $2,500,000  $2,600,000  <F4> of <F4> eligible
                                        rebate = <F4> of January -
                                        June Qualified Purchases
                                        less first quarter payment.
                                        The maximum allowable
                                        is <F4>.

BackOffice Product SKUs: The BackOffice SKU list can be found on pages B12-B20 of this document.







OFFICE SALES-OUT REBATE PROGRAM

Program Objective: The objective of the Office Sales-out Rebate Program is to increase sales and support the efforts of Microsoft Office for Windows Standard and Professional products and Microsoft Office for the Macintosh products.

Rebate Percentages: The total possible rebate percentage achievable for the Office Sales-out Rebate Program is <F4> percent <F4> of net qualified purchases for January - June, 1995.

Goal Definitions: The program goals are based upon the following:

  -   Egghead's historical Sales-out of Office.
  -   Microsoft's North America Office Sales-out goals.
  - Egghead's contribution to Microsoft's historical Office sales.

Rebate Goals: Egghead has a first quarter sales-out goal and a total semester sales-out goal. Egghead's performance for the first three months of the January - June, 1995 semester will be measured against the first quarter sales-out goal. At the end of the first quarter, Egghead will receive the percentage of the eligible rebate earned based on performance against the first quarter goal. At the end of the semester, Egghead will be measured on their six-month performance against the total semester goal. Even if Egghead does not meet <F4> of the first quarter goal, Egghead can still achieve <F4> of the semester goal provided that the semester goal is met at the end of the six-month period.

Egghead's Office Sales-out Rebate Program goals are as follows:

      Quarter 1 Goal (January - March, 1995):  <F4>

      Semester Goal (January - June, 1995):    <F4>

Sales-Out Definitions/Measurement: Microsoft Office Product Sales-out is defined as those Office net product units sold through reseller outlet locations. Egghead's full packaged product and upgrade sales-out units will measured from the sales-out reported by Egghead to Microsoft, which includes MOLP sales. Licensing sales (Select, and Microsoft Maintenance) are captured and generated by Microsoft's financial systems and included in total Sales-out used to measure Office product sales-out rebate performance.

Special Agreement product units will be excluded from product sales-out measurement

License revenue (Select and Microsoft Maintenance) credit is granted as Microsoft recognizes the revenue. This occurs when Microsoft has received the customer's license reporting. Following receipt of reporting, Microsoft bills the customer/reseller and simultaneously recognizes the revenue. Prepaid Maintenance licenses are recognized monthly over the maintenance period. For example, if a reseller prepays maintenance for two year coverage, then the reseller will receive one twenty fourth (1/24th) Sales-out credit each month over the course of the two years.

Payment: At the end of the semester, Egghead will be paid a sales-out rebate based on performance against the semester goal. If Egghead achieves greater than <F4> percent <F4> of the semester sales-out goal, Egghead will receive the exact achieved percentage of the eligible sales-out rebate up to <F4> percent <F4>. If Egghead achieves less than <F4> percent <F4> of the sales-out rebate goal, Egghead will not receive any portion of the sales-out rebate. The purpose of this scale is to offer an incentive for accounts to meet a portion of their goal in the event they cannot achieve the full Microsoft sales-out goal.

OFFICE SALES-OUT REBATE PROGRAM

Although Microsoft pays the sales-out rebate ultimately based on performance against the semester sales-out goal, Microsoft also pays a sales-out rebate at the end of the first quarter based on performance against the first quarter goal. The scale for the first quarter payment is the same as the scale for the semester payment. The first quarter payment amount will be subtracted from the final semester payment for the sales-out rebate.

Example: If Egghead has a quarterly sales-out goal of $1,000,000 and a total semester goal $2,500,000, and Egghead sells $800,000 over the first quarter period and $2,600,000 over the entire semester period, Egghead will receive the following rebate payments:

PERIOD              GOAL       SELL-THROUGH           PAYMENT
                                ACHIEVED

First Quarter  $1,000,000    $800,000   <F4> of <F4> eligible
                                        rebate = <F4> of January -
                                        March Qualified Purchases.

Semester       $2,500,000  $2,600,000   <F4> of <F4> eligible
                                        rebate = <F4> of January -
                                        June Qualified Purchases
                                        less first quarter payment.
                                        The maximum allowable
                                        is <F4>.

Office SKU List: The Office SKU list can be found on pages B21 - B23 of this document.


CONSUMER SALES-OUT REBATE PROGRAM

Program Objective: The objective of the Consumer Sales-out Rebate
Program is to increase sales and support the efforts of Microsoft
Consumer products.

Rebate Percentages: The total possible rebate percentage achievable for the Consumer Sales-out Rebate Program is <F4> percent <F4> of net qualified purchases for January - June, 1995.

Goal Definitions: The program goals are based upon the following:

  -   Egghead's historical Sales-out of Microsoft Consumer products.
  -   Microsoft's North America Consumer Sales-out goals.
  - Egghead's contribution to Microsoft's historical Consumer sales.

Rebate Goals: Egghead has a first quarter sales-out goal and a total semester sales-out goal. Egghead's performance for the first three months of the January - June, 1995 semester will be measured against the firm quarter sales-out goal. At the end of the first quarter, Egghead will receive the percentage of the eligible rebate earned based on performance against the first quarter goal. At the end of the semester,
Egghead will be measured on their six-month performance against the total semester goal. Even if Egghead does not meet <F4> of the first quarter goal, Egghead can still achieve <F4> of the semester goal provided that the semester goal is met at the end of the six-month period.

Egghead's Consumer Sales-out Rebate Program goals are as follows:

     Quarter 1 Goal (January - March, 1995):  <F4>

     Semester Goal (January - June, 1995):    <F4>

Sales-out Definitions/Measurement: Microsoft Consumer Product Sales-out is defined as those Consumer net product units sold through reseller outlet locations. Egghead's full packaged product and upgrade sales-out units will measured from the sales-out reported by Egghead to Microsoft, which includes MOLP sales. Licensing sales (Select, and Microsoft Maintenance) are captured and generated by Microsoft's financial systems and included in total Sales-out used to measure Consumer product sales-out rebate performance.

Special Agreement product units will be excluded from product sales-out measurement

License revenue (Select and Microsoft Maintenance) credit is granted as
Microsoft recognizes the revenue. This occurs when Microsoft has received the customer's license reporting. Following receipt of reporting, Microsoft bills the customer/reseller and simultaneously recognizes the revenue. Prepaid Maintenance licenses are recognized monthly over the maintenance period. For example, if a reseller prepays maintenance for two year coverage, then the reseller will receive one twenty fourth (1/24th) Sales-out credit each month over the course of the two years.

Payment: At the end of the semester, Egghead will be paid a sales-out rebate based on performance against the semester goal. If Egghead achieves greater than <F4> percent <F4> of the semester sales-out goal, Egghead will receive the exact achieved percentage of the eligible sales-out rebate up to <F4> percent <F4>. If Egghead achieves less than <F4> percent <F4> of the sales-out rebate goal, Egghead will not receive any portion of the sales-out rebate. The purpose of this scale is to offer an incentive for accounts to meet a portion of their goal in the event they cannot achieve the full Microsoft sales-out goal.

Although Microsoft pays the sales-out rebate ultimately based on performance against the semester sales-out goal, Microsoft also pays a sales-out rebate at the end of the first quarter based on performance against the first quarter goal. The scale for the first quarter payment is the same as the scale for the semester payment. The first quarter payment amount will be subtracted from the final semester payment for the sales-out rebate.

Example: If Egghead has a quarterly sales-out goal of $1,000,000 and a total semester goal of $2,500,000, and Egghead sells $800,000 over the first quarter period and S2,600,000 over the entire semester period, Egghead will receive the following rebate payments:

PERIOD              GOAL       SELL-THROUGH           PAYMENT
                                ACHIEVED

First Quarter  $1,000,000   $800,000    <F4> of <F4> eligible
                                        rebate = <F4> of January -
                                        March Qualified Purchases.

Semester       $2,500,000  $2,600,000   <F4> of <F4> eligible
                                        rebate = <F4> of January -
                                        June Qualified Purchases
                                        less first quarter payment.
                                        The maximum allowable
                                        is <F4>.

Office SKU List: The Office SKU list can be found on pages B24 - B26 of this document.
<F1> Registered Trademark
<F4> Confidential Treatment Requested